Exhibit 4.1

FORM OF SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of _____________, 2017 by and among Integrity Applications, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company is offering (the “Offering”), through the Placement Agent acting on a “best efforts” basis, pursuant to one or more similar agreements (the “Other Securities Purchase Agreements”), in a private placement to “accredited investors” (as such term in defined in Regulation D promulgated under the Securities Act (as defined in Article I below)), up to an aggregate of 2,222,222 units (each a “Unit” and collectively the “Units”), at a purchase price of $4.50 per Unit, each consisting of (a) one share (collectively, the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (b) a five year warrant to purchase, at an exercise price of $4.50 per share, one share of Common Stock, which warrant shall be in the form of Exhibit C-1 attached hereto (each a “Series D-1 Warrant” and, collectively, the “Series D-1 Warrants”), (c) a five year warrant to purchase, at an exercise price of $5.75 per share, one share of Common Stock, which warrant shall be in the form of Exhibit C-2 attached hereto (each a “Series D-2 Warrant” and, collectively, the “Series D-2 Warrants”), and (d) a five year warrant to purchase, at an exercise price of $7.75 per share, one share of Common Stock, which warrant shall be in the form of Exhibit C-3 attached hereto (each a “Series D-3 Warrant”, collectively, the “Series D-3 Warrants”, and together with the Series D-1 Warrants and Series D‑2 Warrants, the “Warrants”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, and pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, such number of Units as set forth opposite such Purchaser’s name on the signature pages to this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
 DEFINITIONS

1.1          Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person.  As used in this definition, the term “control” (including the corollary terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except (i) any Saturday, (ii) any Sunday, (iii) any day which is a federal legal holiday in the United States, (iv) any day which is an official holiday in the State of Israel and (v) any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Units, in each case, have been satisfied or waived; provided no Closing may occur after December 31, 2017, unless such date is extended by mutual agreement of the Company and the Placement Agent.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” shall have the meaning set forth in the Recitals to this Agreement.

“Common Stock Equivalents” means all securities of the Company or any of its Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Robinson & Cole LLP with offices located at 1055 Washington Blvd., Stamford, CT 06901, Attn:  Mitchell L. Lampert, Esq.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Escrow Agreement” means the escrow agreement to be employed in connection with the sale of the Securities, in the form agreed to between the Company and the Placement Agent (on behalf of the Purchasers).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (i) securities pursuant to the Integrity Applications, Inc. 2010 Incentive Compensation Plan to any employee, officer, director, consultant or other person who provides services to the Company or any Related Party (as defined in the Integrity Applications, Inc. 2010 Incentive Compensation Plan), (ii) securities to employees, officers, directors or consultants pursuant to any other stock or option plan duly adopted for such purpose by either a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors, (iii) securities upon the exercise or exchange of any Common Stock Equivalents described in clause (i) or clause (ii), (iv) securities upon the exercise or exchange of Common Stock Equivalents issued hereunder or under any of the Other Securities Purchase Agreements, (v) securities upon the exercise or exchange of Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such Common Stock Equivalents have not been amended since the date of this Agreement to increase the number of such Common Stock Equivalents or to decrease the exercise price, exchange price or conversion price thereof (except for any such amendment resulting from the issuance of the Units pursuant to this Agreement and/or the Other Securities Purchase Agreements), (vi) Warrants to the Placement Agent as compensation for its services as placement agent to the Company in connection with the offering of the Units pursuant to this Agreement and/or the Other Securities Agreement and the issuance of securities upon the exercise thereof or in connection with any other offering of securities by the Company, (vii) securities issued pursuant to any bona-fide acquisition or strategic transaction approved by a majority of the disinterested members of the Board of Directors and which is not effected primarily for the purpose of raising capital for the Company or any of its Subsidiaries, and (viii) shares of Common Stock or Common Stock Equivalents in connection with any Qualified Series A Exchange, Qualified Series B Exchange or Qualified Series C Exchange.

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“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Knowledge of the Company” or any similar expression or phrase qualifying any matter as to the knowledge of the Company shall mean the actual knowledge of the Chief Executive Officer of the Company.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(d).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.16.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(hh).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means [ ], with offices at [ ], Fax:  [ ].

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Qualified Series A Exchange” means the issuance of any securities (including Warrants, Common Stock or Common Stock Equivalents) or other consideration to the holders of the Series A Preferred Stock and/or the Series A Warrants in connection with (including, for the elimination of doubt, as partial or complete consideration for) any repurchase, redemption, amendment, conversion, exchange, exercise or modification (in whole or in part) of their Series A Preferred Stock and/or Series A Warrants.

“Qualified Series B Exchange” means the issuance of any securities (including Warrants, Common Stock or Common Stock Equivalents) or other consideration to the holders of the Series B Preferred Stock and/or the Series B Warrants in connection with (including, for the elimination of doubt, as partial or complete consideration for) any repurchase, redemption, amendment, conversion, exchange, exercise or modification (in whole or in part) of their Series B Preferred Stock and/or Series B Warrants.

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“Qualified Series C Exchange” means the issuance of any securities (including Warrants, Common Stock or Common Stock Equivalents) or other consideration to the holders of the Series C Preferred Stock and/or the Series C Warrants in connection with (including, for the elimination of doubt, as partial or complete consideration for) any repurchase, redemption, amendment, conversion, exchange, exercise or modification (in whole or in part) of their Series C Preferred Stock and/or Series C Warrants.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D attached hereto.

“Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

“Required Filings” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants ignoring any exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants, and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Company’s Series A 5% Convertible Preferred Stock, par value $0.001 per share.

“Series A Warrants” means the warrants issued to the holders of the Series A Preferred Stock in connection with such holders’ purchase of the Series A Preferred Stock.

“Series B Preferred Stock” means the Company’s Series B 5.5% Convertible Preferred Stock, par value $0.001 per share.

“Series B Warrants” means the warrants issued to the holders of the Series B Preferred Stock in connection with such holders’ purchase of the Series B Preferred Stock.

“Series C Preferred Stock” means the Company’s Series C 5.5% Convertible Preferred Stock, par value $0.001 per share.

“Series C Warrants” means the warrants issued to the holders of the Series C Preferred Stock in connection with such holders’ purchase of the Series C Preferred Stock.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Units purchased by such Purchaser hereunder or under the Other Securities Purchase Agreements (as applicable), as specified below such Purchaser’s name and next to the heading “Subscription Amount” on the signature pages to this Agreement or an Other Securities Purchase Agreement (as applicable), in United States dollars and in immediately available funds.

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“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQX marketplace or the OTCQB marketplace (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, with offices at 6201 15th Avenue, Brooklyn, New York 11219, Fax:  (718) 765-8717, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:  (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted, as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) if the Common Stock is not then listed or quoted for trading on any Trading Market and if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by the OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing price per share of the Common Stock so reported, or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” shall have the meaning set forth in the Recitals to this Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
 PURCHASE AND SALE

2.1          Subscription and Closing.

(a)          The minimum Subscription Amount for each Purchaser is $100,000, subject to the Company and the Placement Agent’s mutual agreement to accept a lesser amount.

(b)          Each Purchaser acknowledges and agrees that there is no minimum number of Units that must be sold to conduct a Closing, and that the Company may issue and sell Units in one or more additional Closings and pursuant to one or more Other Securities Purchase Agreements (up to a maximum aggregate amount of 2,222,222 Units).

(c)          The Subscription Amounts received from the Purchasers will be placed in a non-interest bearing escrow account set up pursuant to the Escrow Agreement, and shall be released to the Company at each Closing.

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(d)          On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall sell to the Purchasers, and each Purchaser, severally and not jointly, shall purchase from the Company, such number of Units as set forth on the signature page hereto executed by such Purchaser.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or at such other location as the parties may mutually agree.  For the elimination of doubt, each Purchaser acknowledges and agrees that, except where the context otherwise requires, any references to the “Purchasers” hereunder shall include the Purchasers under this Agreement and all Other Securities Purchase Agreements.

2.2          Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	the Registration Rights Agreement duly executed by the Company;

(iii)	a legal opinion of Company Counsel, substantially in the form agreed to between the Company and the Placement Agent (on behalf of the Purchasers);

(iv)
(A) evidence of the issuance to such Purchaser, in book entry form, of such number of Shares as set forth on the signature page hereto executed by such Purchaser or (B) if such Purchaser has elected to receive certificated Shares, one or more certificates, registered in the name of the Purchaser, representing the number of Shares as set forth on the signature page hereto executed by such Purchaser;

(v)
a Series D-1 Warrant registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to purchase up to such number of Warrant Shares as set forth on the signature page hereto executed by such Purchaser;

(vi)
a Series D-2 Warrant registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to purchase up to such number of Warrant Shares as set forth on the signature page hereto executed by such Purchaser; and

(vii)
a Series D-3 Warrant registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to purchase up to such number of Warrant Shares as set forth on the signature page hereto executed by such Purchaser.

(b)          On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Purchaser, including a fully completed Accredited Investor Certification set forth as Exhibit A;

(ii)	the Registration Rights Agreement duly executed by such Purchaser;

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(iii)	the payment of the Subscription Amount by such Purchaser to the escrow agent:

If by wire transfer: Receiving Bank Name & Address: ABA/Routing #: Beneficiary Bank Account Title: Beneficiary Account Number: If by check: Payable to: Mail to:

(iv)
a joint written instruction, executed by the Placement Agent on behalf of the Purchasers and the Company, authorizing the escrow agent under the Escrow Agreement to release to the Company such Purchaser’s Subscription Amount.

2.3          Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)
the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein, including the Accredited Investor Certification set forth as Exhibit A (unless such representations and warranties speak only as of a specific date, in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)	the delivery by each Purchaser of the items required to be delivered by it at or prior to Closing as set forth in Section 2.2(b) of this Agreement;

(iv)	the Subscription Amount of a Purchaser is accepted by the Company as evidenced by the Company’s counter-signature on such Purchaser’s signature page to this Agreement; and

(v)
no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents.

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(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)
the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless such representations and warranties speak only as of a specific date, in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)	the delivery by the Company of the items required to be delivered by it at or prior to Closing as set forth in Section 2.2(a) of this Agreement;

(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)
from the date hereof to the Closing Date, trading in the Common Stock (if any) shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(vi)
no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents.

ARTICLE III.
 REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.  Except as set forth in the SEC Reports or the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in another Section of the Disclosure Schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company hereby makes the following representations and warranties to each Purchaser:

(a)          Subsidiaries.  The only subsidiary of the Company is A.D. Integrity Applications Ltd., an Israeli limited company (the “Subsidiary”).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of the Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  All other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded except to the extent such reference speaks to a time in the past or future with respect to a Subsidiary.

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(b)          Organization and Qualification.  Each of the Company and the Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor the Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in:  (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Filings.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except:  (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not:  (i) conflict with or violate any provision of the Company’s or the Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or the Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Filings, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or the Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission of any Registration Statement, any Prospectus and any amendments or supplements thereto pursuant to the Registration Rights Agreement, and (iii) the filing of a Form D with the Commission and such filings (if any) as are required to be made under applicable state securities laws (collectively, the “Required Filings”).

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(f)          Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, the Warrants and the Warrant Shares will be duly and validly issued, fully paid and (to the extent the concept is applicable) nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the Required Minimum on the date hereof.

(g)          Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g)(i).  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act.  Except as set forth on Schedule 3.1(g)(ii), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth on Schedule 3.1(g)(iii) and except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 3.1(g)(iv), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(h)          SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and the Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i)          Material Changes; Undisclosed Events, Liabilities or Developments.  Except as set forth on Schedule 3.1(i), since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof:  (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) except for dividends in respect of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or the Subsidiary or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(j)          Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, the Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the SEC Reports, since December 31, 2012, neither the Company nor the Subsidiary, nor, to the Knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  Other than to consent to the withdrawal of the Company’s registration statement on Form S-1 (Registration No. 333-176415) in 2013, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations.  No labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or the Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor the Subsidiary is a party to a collective bargaining agreement, and the Company and the Subsidiary believe that their relationships with their employees are good.  To the Knowledge of the Company, no executive officer of the Company or the Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or the Subsidiary to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l)          Compliance.  Neither the Company nor the Subsidiary:  (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or the Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits.  The Company and the Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits would not, individually or in the aggregate, be reasonably be expected to result in a Material Adverse Effect, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)          Title to Assets.  The Company and the Subsidiary have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.  Neither the Company nor the Subsidiary owns any real property.  The Company currently leases office facilities in Ashdod, Israel.

(o)          Intellectual Property.  The Company and the Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of the Company or the Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)          Insurance.  The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiary are engaged, including, but not limited to (in the case of the Company), directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent in all material respects with the market for similarly sized companies as the Company and the Subsidiary for the lines of business of the Company and the Subsidiary at a cost that would not reasonably be expected to have a Material Adverse Effect.

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(q)          Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or the Subsidiary and, to the Knowledge of the Company, none of the employees of the Company or any Subsidiary, is presently a party to any transaction with the Company or any Subsidiary (other than for service as an employee, officer and/or director), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for:  (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)          Sarbanes-Oxley; Internal Controls and Disclosure Controls.  The Company is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are applicable to it, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s certifying officers have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(s)          Certain Fees.  As compensation in connection with the placement of the Securities in this Offering, the Placement Agent will receive, as a commission, an amount in cash equal to 7% of the total Subscription Amounts raised in this Offering, plus 3% of the total Subscription Amounts as a management fee plus a 3% non-accountable expense allowance.  In addition, the Company will be required to issue to the Placement Agent, or its sub-agents, warrants to purchase up to such number of shares of Common Stock equal to 10% of the aggregate Shares sold in the Offering plus warrants equal to 10% of the total number of the Warrants issued to the Purchasers in the Offering.  Any warrants issued to the Placement Agent will have cashless exercise  provisions as well as full anti-dilution protection.  Other than the compensation paid or to be paid to the Placement Agent in connection with the placement of the Securities, no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)          Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

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(u)          Registration Rights.  Except as set forth in the SEC Reports, no Person other than the Purchasers and the holders of Series B Preferred Stock and Series C Preferred Stock has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(v)          Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market (if any) on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such applicable listing and maintenance requirements.

(w)          Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any provision in the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could render applicable any control share acquisition, combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x)          Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company following the Closing.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and the Subsidiary, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)          No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company which would require the registration of any such securities under the Securities Act.

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(z)          Solvency.  Based on the consolidated financial condition of the Company as of the date hereof, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder:  (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or the Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor the Subsidiary is in default with respect to any Indebtedness.

(aa)          Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, each of the Company and the Subsidiary (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the Knowledge of the Company, no basis for any such claim exists.

(bb)          Foreign Corrupt Practices.  Neither the Company nor the Subsidiary, nor, to the Knowledge of the Company, any agent or other person acting on behalf of the Company or the Subsidiary, has:  (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or the Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(cc)          Regulation M Compliance.  The Company has not, and, to the Knowledge of the Company, no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid or to be paid to the Placement Agent in connection with the placement of the Securities.

(dd)          Stock Option Plans.  Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or the Subsidiary or their financial results or prospects.

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(ee)          Office of Foreign Assets Control.  Neither the Company, the Subsidiary nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ff)          Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market (if any).

(gg)          No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(hh)          No Disqualification Events.  With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

3.2          Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except:  (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b)          No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents (as applicable), (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Purchaser or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Purchaser is a party or by which any property or asset of the Purchaser is bound or affected, or (iii) subject to the Required Filings, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of such Purchaser is bound or affected; except in the case of each of clauses (ii) and (iii), for such that do not materially adversely affect the ability of such Purchaser to consummate the transactions contemplated hereby.

(c)          Understandings or Arrangements.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(d)          Risk Factors and Review of Transaction Documents.  Prior to its investment in the Securities, such Purchaser has reviewed and understood the Risk Factors set forth in the SEC Reports and those set forth on Exhibit B. The Purchaser further acknowledges that, prior to its investment in the Securities, it has reviewed the SEC Reports and the Transaction Documents and has been provided with the opportunity to ask questions of and receive answers from the Company relating to the Company, the SEC Reports, the Transaction Documents and the terms and conditions of this Offering, and to obtain any additional information necessary to verify the accuracy of the information made available to such Purchaser.

(e)          Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any shares of Preferred Stock it will be an “accredited investor” as defined in Rule 501 under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.  The Purchaser has completed or caused to be completed and delivered to the Company the Accredited Investor Certification set forth as Exhibit A hereto, which certification (as completed by the Purchaser) is true, correct and complete in all material respects.

(f)          Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)          Solicitation.  The Purchaser is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

(h)          Discretion to Accept Subscription and Terminate Offering.  The Company or the Placement Agent, may, in their sole discretion, reject any subscription of the Units, in whole or in part, by any Purchaser. The Company may, in its sole discretion, terminate or withdraw the Offering in its entirety at any time prior to a Closing in relation thereto.  If a Purchaser’s subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Agreement (as it relates to such Purchaser) shall thereafter be of no further force or effect.  If a Purchaser’s subscription is rejected in part, the funds for the rejected portion of the subscription will be returned without interest or offset, and this Agreement (as it relates to such Purchaser) will continue in full force and effect to the extent the subscription was accepted.

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(i)          Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(j)          Certain Effects of the Transaction.  THE PURCHASER ACKNOWLEDGES THAT IT HAS BEEN ADVISED THAT CERTAIN OF THE TERMS OF THE TRANSACTIONS CONSUMMATED PURSUANT TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS MAY BE DEEMED BY ONE OR MORE HOLDERS OF THE SERIES A PREFERRED STOCK, THE SERIES B PREFERRED STOCK OR THE SERIES C PREFERRED STOCK TO BE MORE FAVORABLE THAN THE TERMS AND CONDITIONS GRANTED TO SUCH HOLDER(S) IN CONNECTION WITH THEIR PURCHASE OF THE SERIES A PREFERRED STOCK AND THE SERIES A WARRANTS, SERIES B PREFERRED STOCK AND THE SERIES B WARRANTS OR SERIES C PREFERRED STOCK AND THE SERIES C WARRANTS AND, AS A RESULT, ANY PURCHASER OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK OR THE SERIES C PREFERRED STOCK MAY REQUIRE THE COMPANY TO AMEND THE TERMS OF THE TRANSACTION IN WHICH SUCH PURCHASER ACQUIRED HIS, HER OR ITS SHARES OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK OR SERIES C PREFERRED STOCK (ONLY WITH RESPECT TO SUCH HOLDER) SO AS TO MATCH THE TERMS OF THIS TRANSACTION.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
 OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

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(b)          The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form (with the bracketed text inserted or excluded, as applicable):

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] [HAS] [HAVE] [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, SUCH SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)          The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer, pledge or secure Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(d)          Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof):  (i) following any sale of such Warrant Shares pursuant to an effective registration statement under, and in compliance with the prospectus delivery requirements under, the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  In the foregoing events, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly upon request of any holder if required by the Transfer Agent to effect the removal of the legend hereunder.  The Company agrees that following such time as such legend is no longer required under this Section 4.1(d), it will, no later than five (5) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  If DTC is then offered by the Company and its transfer agent and such Warrant Shares qualify for deposit with the Depository Trust Company in accordance with its rules, certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

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(e)          If any certificates required to be delivered without a legend pursuant to Section 4.1(d) are not delivered on or prior to the Legend Removal Date, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(d), $10 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(f)          Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2          Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that, except as otherwise set forth in this Agreement and the other Transaction Documents, its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3          Furnishing of Information; Public Information.

(a)          Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)          At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate value of the Shares held by such Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Securities pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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4.4          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market (if any) such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5          Exercise Procedures.  The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants.  The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6          Securities Laws Disclosure; Publicity.  The Company shall, when required, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto. The Company and the Placement Agent (on behalf of the Purchasers) shall consult with each other prior to issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement with respect to the transactions contemplated hereby without the prior consent of the Company, with respect to any such press release of any Purchaser, or without the prior consent of the Placement Agent (on behalf of the Purchasers), with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market other than the Registration Statement registering the Shares and Warrant Shares for sale, without the prior written consent of such Purchaser, except:  (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission or in connection with the filing of the Registration Statement with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7          Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8          Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will knowingly provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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4.9          Use of Proceeds.  The Company intends to use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds:  (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10          Indemnification of Purchasers.  Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents.  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party and the Purchasers agree that Company Counsel shall be deemed reasonably acceptable to all Purchaser Parties for such purposes.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance.  The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11          Reservation and Listing of Securities.

(a)          The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

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(b)          If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 120th day after such date.

(c)          The Company shall, if applicable:  (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.12          Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement or Other Securities Purchase Agreement unless the same consideration is also offered to all of the Purchasers party to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.  For the avoidance of doubt, nothing contained in this Section 4.12 shall prevent the Company or its Subsidiary from entering into bona fide agreements and/or arrangements with any Purchaser or from appointing any Purchaser to serve as an officer, employee, director and/or consultant to the Company or any of its Subsidiaries on arms-length terms approved by a majority of the disinterested directors of the Board of Directors or a committee comprised solely of disinterested directors (or require the Company or its Subsidiary to enter into similar agreements or arrangements with, or provide a similar appointment to, each other Purchaser).

4.13          Most Favored Nation Provision.  From the date hereof until such time as no Purchaser holds any Securities issued pursuant to this Agreement, in the event that the Company issues or sells any Common Stock or Common Stock Equivalents, if a Purchaser then holding Securities reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than are the terms and conditions granted to the Purchasers hereunder (after taking into account all of the terms and conditions of the terms granted to the Purchasers hereunder and the terms granted in such subsequent issuance or sale, including all of the components of the Units and of the securities or units involved in such subsequent issuance or sale), upon notice to the Company by such Purchaser within five Trading Days after disclosure of such issuance or sale, the Company shall amend the terms of this transaction as to such Purchaser only so as to match the terms of such other issuance (including, for the avoidance of doubt, any terms and provisions (if any) that are or may be less favorable to the Purchaser, including the relinquishing or forfeiture of any securities or components included in the Units and not included in such subsequent issuance or sale).  This Section 4.13 shall not apply with respect to an Exempt Issuance, and shall only apply as to price terms in respect of any rights offering.  The Company shall provide each Purchaser with written notice of any such issuance or sale (other than an Exempt Issuance) no later than ten (10) Business Days following the completion of any such issuance.

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4.14          Certain Transactions and Confidentiality.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release or Form 8-K as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release or Form 8-K as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K described in Section 4.6 and (iii) except as otherwise provided herein or as the parties may agree in the future, no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the filing of the Form 8-K described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15          Capital Changes.  Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares, unless such reverse or forward split is made in conjunction with the listing of the Common Stock on a national securities exchange.

4.16          Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE V.
 MISCELLANEOUS

5.1          Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.2          Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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5.3          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (local time, based on the location of the recipient) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (local time, based on the location of the recipient) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent for overnight delivery via U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications to each Purchaser shall be as set forth on the signature pages attached hereto.  The address for such notices and communications to the Company shall be:

19 Ha'Yahalomim St.
P.O. Box 12163
Ashdod, Israel
Fax:  972 (8) 675-7850
Attn: Chief Executive Officer

With a copy to (which shall not constitute notice):

Robinson & Cole LLP
1055 Washington Blvd
Stamford, CT 06901
Attn: Mitchell L. Lampert, Esq.

5.4          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Securities then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers holding a majority in interest of the Securities then outstanding; provided, however, that the Company shall be permitted to assign this Agreement to any Person that acquires the Company or its business (whether by merger, stock purchase or the acquisition or all or substantially all of the Company’s assets).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities in accordance with the terms of this Agreement and the other Transaction Documents, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.7          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

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5.8          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9          Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of twelve (12) months.

5.10          Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12          Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a material right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right) and no liquidated damages or other fees and expenses shall accrue with respect to such delivery failure following the date of the Purchaser’s rescission or withdrawal.

5.13          Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

26

5.14          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15          Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16          Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and the Purchaser party thereto, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.17          Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18          Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19          Construction.  The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.  In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.20          WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

27

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Units Subscribed For:	________________________________
Subscription Amount ($4.50 for each Unit):	$_______________________________

Purchaser:

__________________________________	____________________________________
Full Legal Name of Purchaser (Please print)	Full Legal Name of Co- Purchaser (if applicable)

__________________________________	____________________________________
Signature of (or on behalf of) Purchaser	Signature of or on behalf of Co- Purchaser (if applicable)

Name:
Title:

__________________________________	____________________________________
Address of Purchaser	Address of Co- Purchaser (if applicable)

__________________________________	____________________________________
Telephone No. of Purchaser	Telephone No. of Co- Purchaser (if applicable)

__________________________________	____________________________________
Social Security or Taxpayer	Social Security or Taxpayer Identification
Identification Number of Purchaser	Number of Co- Purchaser (if applicable)

Accepted by the Company:

INTEGRITY APPLICATIONS, INC.

By: __________________________
Name:
Title:

EXHIBITS

Exhibit A          Accredited Investor Certification

Exhibit B          Risk Factors

Exhibit C          Form of Series D-1 Warrant, Series D-2 Warrant and Series D-3 Warrant

Exhibit D          Form of Registration Rights Agreement

Exhibit A

INTEGRITY APPLICATIONS, INC.
ACCREDITED INVESTOR CERTIFICATION
Needs to be completed by Retail and Institutional Investors

For Individual Accredited Investors Only
(all Individual Accredited Investors must INITIAL where appropriate):

Initial _______
I have a net worth (excluding the value of my primary residence) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.

Explanation:  In calculating net worth, you include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than a mortgage or other debt secured by your primary residence).  In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth.  Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

Initial _______
I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of the issuer.

For Non-Individual Accredited Investors
(all Non-Individual Accredited Investors must INITIAL where appropriate):

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.

Initial _______
The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______
The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______
The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

Investor Questionnaire

Section A

Retail Investor Information

Investor Name(s): _________________________________________________________________

Individual executing Profile or Trustee: _________________________________________________

Social Security Numbers / Federal I.D. Number: ___________________________________________

Date of Birth:	_________________________________	Marital Status: _______________________

Joint Party Date of Birth:	_________________________________	Investment Experience (Years): ___________

Annual Income:	_________________________________	Liquid Net Worth: _____________________

Net Worth:	_________________________________
Tax Bracket:	______ 15% or below	______ 25% - 35%	______ Over 35%

Home Street Address: _______________________________________________________________________________________________

Home City, State & Zip Code: _________________________________________________________________________________________

Home Phone: __________________________________Home Fax: ___________________________________________________________

Cellular Phone:____________________________________ Email: ___________________________________________________________

Employer:  _______________________________________________________________________________________________________

Employer Street Address: ____________________________________________________________________________________________

Employer City, State & Zip Code: ______________________________________________________________________________________

Bus. Phone: _____________________________________ Bus. Fax: _________________________________________________________

Type of Business: _________________________________________________________________________________________________

[Placement Agent] Account Executive / Outside Broker/Dealer: ________________________________________________________________

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed.  These photocopies must be certified by a lawyer as to authenticity.

Section A

Institutional Investor Information

Investor Name(s): _______________________________________________________________________________________________

Authorized Individual name executing on behalf of Institution: _____________________________________________________________

Authorized Individual title executing on behalf of Institution: ______________________________________________________________

Federal I.D. Number ________________________  Jurisdiction of Organization:_______________________________________________

Source of Investment Funds: ______________________________________________________________________________________

 U.S. Financial Institution from which Funds are to be Transferred: __________________________________________________________

(If funds are to be transferred from non-U.S. account, a supplemental questionnaire will be required)

Principal Place of Business

Street Address:  _______________________________________________________________________________________________

City, State & Zip Code: __________________________________________________________________________________________

Phone:_________________________________________

Fax:_________________________________________

Cellular Phone:______________________________________Email: _____________________________________________________

Type of Institution: ____________________________________________________________________________________________

[Placement Agent] Account Executive / Outside Broker/Dealer: ___________________________________________________________

If the general partner or other person(s) authorized to sign on behalf of the institution are United States citizens, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.
 _____________________________            _________________________________

Please provide a photocopy of the organizational documents governing the institution, such as a partnership agreement or limited liability company operating agreement.

Section B – Share Certificate Issuance and Delivery Instructions (Retail and Institutional Investors)

____ Please issue Purchased Shares in Book Entry form.

____ Please issue Purchased Shares in Certificate form and deposit Share Certificate in my [Placement Agent]

          Account #800-__________.

____ Please issue Purchased Shares in Certificate form and deliver Purchased Shares to the following address:

          _______________________________________________________________________________.

Section C – Form of Payment – Check or Wire Transfer (Retail and Institutional Investors)

____ Check payable to [  ] as Escrow Agent for Integrity Applications, Inc.

____ Wire funds from my outside account according to the wire instructions provided

____ Wire funds from my [Placement Agent] Account - See Letter of Authorization

Please check if you are a FINRA member or affiliate of a FINRA member firm:  _______

Name of Purchaser: _______________________________________________________________________________________________

Signature of Authorized Signatory of Purchaser: ________________________________________________________________________

Title of Authorized Signatory of Purchaser (if applicable): ________________________________________________________________

Exhibit B

Risk Factors

An investment in the Company’s Securities involves a high degree of risk. Before making an investment decision, a Purchaser should carefully consider the following risk factors. If any of these risks actually occur, the Company’s business, financial condition and results of operations could be materially harmed. In addition, risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also materially harm its business, financial condition and results of operations. If this were to happen, the value of the Company’s Securities could decline significantly and the Purchaser could lose all or part of its investment.

RISKS RELATED TO THE COMPANY’S BUSINESS

We will need to secure additional financing by the end of 2017 in order to continue to finance our operations. If we are unable to secure additional financing on acceptable terms, or at all, we may be forced to curtail or cease our operations.

Our cash on hand was approximately $462,000 as of September 30, 2017. Based on our current cash burn rate, strategy and operating plan, we believe that our cash and cash equivalents will enable us to operate until the end of 2017. In order to fund our anticipated liquidity needs beyond such period (or possibly earlier if our current cash burn rate, strategy or operating plan change in a way that accelerates or increases our liquidity needs), we will need to raise additional capital.

Until we can generate a sufficient amount of product revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through public or private equity offerings, debt financings or strategic collaborations. We do not know whether additional funding will be available on acceptable terms, or at all. If we are unable to secure additional financing in the near term, we may be forced to: curtail or abandon our existing business plans; limit or terminate our applications for the regulatory approvals or clearances, as the case may be, in the countries in which we intend to market the GlucoTrack® model DF-F; reduce our headcount; default on our debt obligations; file for bankruptcy; seek to sell some or all of our assets; and/or cease our operations.  If we are forced to take any of these steps, any investment in our securities may be worthless.  To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution, and debt financing, if available, may involve restrictive covenants.  In addition to the dilution normally attendant to an equity offering, holders of our shares of Common Stock may experience additional dilution as a result of the anti-dilution and most favored nation provisions of our preferred stock and warrants.

We have a history of operating losses, and there is no assurance that we will generate material revenues or become profitable in the near future.

We are a medical device company with a limited operating history. We are not profitable and have incurred losses since our inception. To date we have not generated material revenue from the sale of products and we do not anticipate that we will report operating income in the near future. Our initial product, the GlucoTrack® model DF-F, has not been approved for marketing in the United States and may not be sold or marketed without the U.S. Food and Drug Administration (“FDA”) clearance or approval in the United States. While our GlucoTrack® model DF-F received CE Mark approval in 2013, there is no assurance that we will be able to generate any material revenues from sales of such model in the EU or any other jurisdictions. We continue to incur research and development and selling, marketing and general and administrative expenses related to our operations, development and commercialization of our first product. Our operating losses for the nine month period ended September 30, 2017 and 2016 were approximately $2.65 million and $2.53 million, respectively, and we had an accumulated deficit of approximately $44.3 million as of September 30, 2017. We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we prepare for and begin to commercialize the GlucoTrack® model DF-F. If we are not successful in manufacturing and distributing the GlucoTrack® model DF-F, or if the GlucoTrack® model DF-F does not achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm noted in its report accompanying our financial statements for the fiscal year ended December 31, 2016 that we had suffered significant accumulated deficit and had negative operating cash flows and that the development and commercialization of our product is expected to require substantial expenditures. We have not yet generated any material revenues from our operations to fund our activities, and are therefore dependent upon external sources for financing our operations. There can be no assurance that we will succeed in obtaining the necessary financing to continue our operations. As a result, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we cannot successfully continue as a going concern, our stockholders may lose their entire investment in our Common Stock.

The agreements governing our outstanding preferred stock contain various covenants that limit our ability to take certain actions and our failure to comply with any of the covenants would have a material adverse effect on our business, financial condition and results of operations.

The agreements governing our outstanding preferred stock contain a number of significant covenants that, among other things, limit our ability to incur indebtedness or liens, and repay, repurchase, pay dividends on or otherwise make distributions in respect of any shares of Common Stock or other securities junior to the preferred stock. Unless we receive a consent or a waiver from the holders of our preferred stock, these covenants may restrict our ability to take certain actions that we would have otherwise taken in the absence of these covenants and which may be in the best interests of the Company and our stockholders. There can be no assurance that we will be able to receive a consent or waiver on acceptable terms, if at all. If we fail to comply with these covenants, we will be in default of the agreements governing our outstanding preferred stock, which would have a material adverse effect on our business, financial condition and results of operations.

We have never declared or paid any cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future.

Under Delaware law, we can only pay dividends, whether in cash or common stock, either out of “surplus,” which is defined as total assets at fair market value minus total liabilities, minus statutory capital, or out of current or the immediately preceding year’s earnings. We have never declared or paid any cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. Any cash that might be available for payment of dividends will be used to expand our business. Payments of any cash dividends in the future will depend on our financial condition, results of operation and capital requirements, as well as other factors deemed relevant to our Board of Directors. Furthermore, pursuant to the certificate of designations, preferences and rights governing the Series C Preferred Stock, as long as any shares of Series C Preferred Stock are outstanding, without the written consent of the holders of a majority in stated value of the then outstanding Series C Preferred Stock, we will not be permitted to, among other things, pay dividends on or otherwise make distributions in respect of any shares of our Common Stock or other securities junior to the Series C Preferred Stock.

We may be required to redeem our preferred stock upon the occurrence of certain events, which would have a material adverse effect on our financial condition and results of operations.

We may become obligated to redeem the preferred stock in cash upon the occurrence of certain triggering events, including, among others, a material breach by us of certain contractual obligations to the holders of the preferred stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company, or the failure of the Common Stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or a regulated quotation service. In addition, upon the occurrence of certain triggering events, each holder of preferred stock will have the option to require us to redeem such holder’s shares of preferred stock for a redemption price payable in shares of Common Stock or receive an increased dividend rate of 9% on all of such holder’s outstanding preferred stock. Any obligation to redeem the preferred stock would require a large expenditure of cash by us, which would have a material adverse effect on our financial condition and results of operations.

Economic crises and market instability may materially and adversely affect the demand for our products, as well as our ability to obtain credit or secure funds through sales of our stock, which may materially and adversely affect our business, financial condition and ability to fund our operations.

Economic crises may reduce the demand for new and innovative medical devices, resulting in delayed market acceptance of our products, if and when they are approved. Such a delay could have a material adverse impact on our business, expected cash flows, results of operations and financial condition. Additionally, we have funded our operations to date primarily through private sales of securities, including Common Stock and other securities convertible into or exercisable for shares of our Common Stock. Economic turmoil and instability in the world’s equity and credit markets and in the unstable world may materially adversely affect our ability to sell additional securities and/or borrow cash. There can be no assurance that we will be able to raise additional working capital on acceptable terms or at all, and any failure to do so may materially adversely affect our ability to continue operations.

Healthcare reforms, changes in healthcare policies, including recently enacted legislation reforming the U.S. healthcare system, and changes to third-party reimbursements for diabetes-related products may affect demand for our products and have a material adverse effect on our financial condition and results of operations.

The United States government has in the past considered and may in the future consider healthcare policies and proposals intended to curb rising healthcare costs, including those that could significantly affect reimbursement for healthcare products such as the GlucoTrack® model DF-F. These policies have included, and may in the future include: basing reimbursement policies and rates on clinical outcomes, the comparative effectiveness and costs of different treatment technologies and modalities; imposing price controls and taxes on medical device providers; and other measures.

In March 2010, President Obama signed into law both the Patient Protection and Affordable Care Act (the “Affordable Care Act”) and the reconciliation law known as Health Care and Education Reconciliation Act (the “Reconciliation Act”, and, with the Affordable Care Act, the “2010 Health Care Reform Legislation”).  The 2010 Health Care Reform Legislation signed into law was and is considered by some to be the most dramatic change to the country’s healthcare system in decades. The principal aim of the law currently enacted is to expand health insurance coverage to approximately 32 million Americans who are currently uninsured. The law’s most far- reaching changes did not take effect until 2014, including a requirement that most Americans carry health insurance. The consequences of these significant coverage expansions on the sale of our products are still unknown and speculative at this point.

The enacted legislation contains many provisions designed to generate the revenues necessary to fund the coverage expansions. The most relevant of these provisions are those that impose fees or taxes on certain health-related industries, including medical device manufacturers like us. The legislation imposed an annual excise tax (or sales tax) on medical devices like ours, beginning with calendar year 2013. The taxes are allocated based on our proportionate share of the prior-year’s aggregate domestic gross receipts from medical device sales.

We expect that the new presidential administration and U.S. Congress will seek to modify, repeal, or otherwise invalidate all or certain provisions of, the Affordable Care Act. Since taking office, President Trump has continued to support the repeal of all or portions of the Affordable Care Act. In January 2017, the House and Senate passed a budget resolution that authorizes congressional committees to draft legislation to repeal all or portions of the Affordable Care Act and permits such legislation to pass with a majority vote in the Senate. President Trump also issued an executive order in which he stated that it is his administration’s policy to seek the prompt repeal of the Affordable Care Act and directed executive departments and federal agencies to waive, defer, grant exemptions from, or delay the implementation of the provisions of the Affordable Care Act to the maximum extent permitted by law. There is still uncertainty with respect to the impact President Trump’s administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold, and could have an impact on coverage and reimbursement for healthcare items and services covered by plans that were authorized by the Affordable Care Act.

In addition to the 2010 Health Care Reform Legislation and possible repeal of such discussed above, various healthcare reform proposals have also emerged at the state level. Future significant changes in the healthcare systems in the United States or elsewhere could also have a negative impact on the demand for the GlucoTrack® model DF-F or other GlucoTrack® products, if approved for sale, or our future products, if any. These include changes that may lower reimbursement rates for such products from what we might otherwise have obtained and changes that may be proposed or implemented by the current administration or Congress.

We cannot predict what healthcare initiatives, if any, will be implemented at the federal or state level, or the effect any future legislation or regulation will have on us. In addition to the taxes imposed by the 2010 Health Care Reform Legislation, any further expansion in government’s role in the U.S. healthcare industry may lower reimbursements for our products, reduce medical procedure volumes and materially adversely affect our business, financial condition and results of operations.

In the EU, although there have not been any recent amendments to the relevant regulatory legislation, there are ongoing discussions regarding amending the current regulatory framework for medical devices. Moreover, because the European Medical Device Directive (the “MDD”) requires only minimum harmonization in the EU, member countries may alter their enforcement of the directives or amend their national regulatory rules.  We cannot predict what healthcare initiatives, if any, will be implemented by the EU or EU member countries, or the effect any future legislation or regulation will have on us.

The GlucoTrack® model DF-F may not be approved for sale in the United States or other (non-CE Mark) jurisdictions.

We will likely be required to undertake significant clinical trials to demonstrate to the FDA that the GlucoTrack® model DF-F is either safe and effective for its intended use or is substantially equivalent in terms of safety and effectiveness to an existing, lawfully marketed non-Section 515 premarket approval (PMA) device (refer to “Management Discussion and Analysis - Government Regulatory”). We may also be required to undertake clinical trials by non-U.S. regulatory agencies in non-CE Mark jurisdictions. Clinical trials are expensive and uncertain processes that may take years to complete. Failure can occur at any point in the process and early positive results do not ensure that the entire clinical trial will be successful. Product candidates in clinical trials may fail to show desired efficacy and safety traits despite early promising results. A number of companies in the medical device industry have suffered significant setbacks in advanced clinical trials, even after their product candidates demonstrated promising results at earlier points.

Positive results from the limited pre-clinical trials and safety and performance clinical trial that we have conducted should not be relied upon as evidence that later-stage or large-scale clinical trials will succeed. These trials involved limited patient populations and there is no assurance that the experimental protocol or protocols, as the case may be, used in these informal trials will be methodologically similar to ones submitted to the FDA or any other regulatory body for its approval. Because of the sample size, possible variation in methodology, differences in exclusion/inclusion criteria, or differences in endpoints, the results of these pre-clinical trials may not be indicative of future results. We will likely be required to demonstrate through well-controlled clinical trials that the GlucoTrack® model DF-F or future product candidates, if any, are safe and effective for their intended uses. In the event that the FDA deems GlucoTrack® model DF-F to be a Class II device, which we do not believe is likely at this point, then we would be required to demonstrate that it is substantially equivalent in terms of safety and effectiveness to a device lawfully marketed either through a premarket notification or prior to May 28, 1976.

Additionally, although we have received our CE Mark approval for the GlucoTrack® model DF-F non-invasive glucose monitoring device, EU member countries may request or require additional performance and/or safety data from time to time, on a case-by-case basis.

Further, the GlucoTrack® model DF-F or our future product candidates, if any, may not be cleared or approved, as the case may be, even if the clinical data are satisfactory and support, in our view, its or their clearance or approval. The FDA or other non-U.S. regulatory authorities may disagree with our trial design or interpretation of the clinical data. In addition, any of these regulatory authorities may change requirements for the clearance or approval of a product candidate even after reviewing and providing comment on a protocol for a pivotal clinical trial that has the potential to result in FDA approval. In addition, any of these regulatory authorities may also clear or approve a product candidate for fewer or more limited uses than we request or may grant clearance or approval contingent on the performance of costly post-marketing clinical trials. In addition, the FDA or other non-regulatory authorities may not approve the labeling claims necessary or desirable for the successful commercialization of the GlucoTrack® model DF-F or our future product candidates, if any.

We are highly dependent on the success of our initial product candidate, the GlucoTrack® model DF-F, and cannot give any assurance that it will receive regulatory approval or clearance or be successfully commercialized.

We are highly dependent on the success of our initial product candidate, the GlucoTrack® model DF-F. We cannot give any assurance that the FDA will permit us to clinically test the device, nor can we give any assurance that the clinical trials will be successful or that the GlucoTrack® model DF-F will receive regulatory clearance or approval or be successfully commercialized, for a number of reasons, including, without limitation, the potential introduction by our competitors of more clinically-effective or cost-effective alternatives, failure in our sales and marketing efforts, or the failure to obtain positive coverage determinations or reimbursement. Any failure to obtain approval to conduct clinical trials, favorable clinical data, clearance or approval of or to successfully commercialize the GlucoTrack® model DF-F would have a material adverse effect on our business.

If our competitors develop and market products that are more effective, safer or less expensive than GlucoTrack® model DF-F or our future product candidates, if any, our commercial opportunities will be adversely affected.

The life sciences industry is highly competitive and we face significant competition from many medical device companies that are researching and marketing products designed to address the needs of persons suffering from diabetes. We are currently developing medical devices that will compete with other medical devices that currently exist or are being developed. Products that we may develop in the future are also likely to face competition from other medical devices and therapies. Some of our competitors have significantly greater financial, manufacturing, marketing and product development resources than we do. Large medical device companies, in particular, have extensive experience in clinical testing and in obtaining regulatory clearances or approvals for medical devices. These companies also have significantly greater research and marketing capabilities than us. Some of the medical device companies that we expect to compete with include Roche Disetronic, a division of Roche Diagnostics; LifeScan, Inc., a division of Johnson & Johnson; the MediSense and TheraSense divisions of Abbott Laboratories; Bayer Corporation; Echo Therapeutics, Inc.; Grove Instruments; and Medtronic, Inc. In addition, many other universities and private and public research institutions are or may become active in research involving blood glucose measurement devices.

We believe that our ability to successfully compete will depend on, among other  things:

•	our ability to have partners manufacture and sell commercial quantities of any approved products to the market;

•	acceptance of product candidates by physicians and other health care providers;

•	the results of our clinical trials;

•	our ability to recruit and enroll patients for our clinical trials;

•	the efficacy, safety, performance and reliability of our product candidates;

•	the speed at which we develop product candidates;

•	our ability to obtain prompt and favorable review by institutional review boards (“IRB”) and approval at each of our clinical sites;

•	our ability to commercialize and market any of our product candidates that may receive regulatory clearance or approval;

•	our ability to design and successfully execute appropriate clinical trials;

•	the timing and scope of regulatory clearances or approvals;

•	appropriate coverage and adequate levels of reimbursement under private and governmental health insurance plans, including Medicare; and

•	our ability to protect intellectual property rights related to our products.

If our competitors market products that are more effective, safer, easier to use or less expensive than GlucoTrack® model DF-F or our future product candidates, if any, or that reach the market sooner than GlucoTrack® model DF-F or our future product candidates, if any, we may not achieve commercial success. In addition, the medical device industry is characterized by rapid technological change. It may be difficult for us to stay abreast of the rapid changes in each technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively.  Technological advances or products developed by our competitors may render our technologies or product candidates obsolete or less competitive.

Our product development activities could be delayed or stopped.

We do not know whether our future clinical trials will begin on time, or at all, and whether ongoing and/or future clinical trials will be completed on schedule, or at all.

The commencement of future clinical trials could be substantially delayed or prevented by several factors, including:

•	the failure to obtain sufficient funding to pay for all necessary clinical trials;

•	limited number of, and competition for, suitable patients that meet the protocol’s inclusion criteria and do not meet any of the exclusion criteria;

•	limited number of, and competition for, suitable sites to conduct the clinical trials, and delay or failure to obtain FDA approval, if necessary, to commence a clinical trial;

•	delay or failure to obtain sufficient supplies of the product candidate for clinical trials;

•	requirements to provide the medical device required in clinical trials at cost, which may require significant expenditures that we are unable or unwilling to make;

•	delay or failure to reach agreement on acceptable clinical trial agreement terms or clinical trial protocols with prospective sites or investigators; and

•	delay or failure to obtain IRB approval or renewal of such approval to conduct a clinical trial at a prospective or accruing site, respectively.

The completion of clinical trials in connection with our application for FDA approval could also be substantially delayed or prevented by several factors, including:

•	slower than expected rates of patient recruitment and enrollment;

•	failure of patients to complete the clinical trial;

•	unforeseen safety issues;

•	lack of efficacy evidenced during clinical trials;

•	termination of clinical trials by one or more clinical trial sites;

•	inability or unwillingness of patients or medical investigators to follow clinical trial protocols; and

•	inability to monitor patients adequately during or after treatment.

Our clinical trials may be suspended or terminated at any time by the FDA, other regulatory authorities, the IRB for any given site, or us. Any failure or significant delay in completing clinical trials for GlucoTrack® or future product candidates, if any, could materially harm our financial results and the commercial prospects for our product candidates.

The regulatory approval process is expensive, time-consuming and uncertain and may prevent us from obtaining approvals for the commercialization of GlucoTrack® model DF-F or our future product candidates, if any.

The research, testing, manufacturing, labeling, approval, selling, marketing and distribution of medical devices are subject to extensive regulation by the FDA and other non-U.S. regulatory authorities, which regulations differ from country to country. We are not permitted to market our product candidates in the United States until we receive a clearance letter under the 510(k)-premarket notification process or approval of a Section 515 PMA, from the FDA, depending on the nature of the device. We have not submitted an application or premarket notification for or received marketing clearance or approval for any of our product candidates. Obtaining approval of any PMA can be a lengthy, expensive and uncertain process. While the FDA normally reviews, and clears a premarket notification in three months, there is no guarantee that our products will qualify for this more expeditious regulatory process, which is reserved for Class I and II devices, nor is there any assurance that, even if a device is reviewed under the 510(k)-premarket notification process, the FDA will review it expeditiously or determine that the device is substantially equivalent to a lawfully marketed non-PMA device. If the FDA fails to make this finding, then we cannot market the device. In lieu of acting on a premarket notification, the FDA may seek additional information or additional data which would further delay our ability to market the product. In addition, failure to comply with FDA, non-U.S. regulatory authorities or other applicable U.S. and non-U.S. regulatory requirements may, either before or after product clearance or approval, if any, subject us to administrative or judicially imposed sanctions, including:

•	restrictions on the products, manufacturers or manufacturing process;

•	adverse inspectional observations (Form 483), warning letters or non-warning letters incorporating inspectional observations, i.e., so- called “untitled letter”;

•	civil and criminal penalties;

•	injunctions;

•	suspension or withdrawal of regulatory clearances or approvals;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	total or partial suspension of production;

•	imposition of restrictions on operations, including costly new manufacturing requirements; and

•	refusal to clear or approve pending applications or premarket notifications.

Regulatory approval of a PMA or PMA supplement or clearance pursuant to a 510(k)-premarket notification is not guaranteed, and the approval or clearance process, as the case may be, is expensive and may, especially in the case of the PMA, take several years. The FDA also has substantial discretion in the medical device clearance or approval processes. Despite the time and expense exerted, failure can occur at any stage and    we could encounter problems that cause us to abandon clinical trials or to repeat or perform additional pre-clinical studies and clinical trials. The   number of pre-clinical studies and clinical trials that will be required for FDA clearance or approval varies depending on the medical device candidate, the disease or condition that the medical device candidate is designed to address, and the regulations applicable to any particular medical device candidate. The FDA can delay, limit or deny clearance or approval of a medical device candidate for many reasons, including:

•	a medical device candidate may not be deemed safe or effective, in the case of a PMA;

•	a medical device candidate may not be deemed to be substantially equivalent to a lawfully marketed non-PMA device in the case of a 510(k)-premarket notification;

•	FDA officials may not find the data from the clinical trials sufficient;

•	the FDA might not approve our third-party manufacturer’s processes or facilities; or

•	the FDA may change its clearance or approval policies or adopt new regulations.

Further, while we have received CE Mark approval for the GlucoTrack® model DF-F, the MDD requires only minimum harmonization. In practice, uniform regulation throughout the EU is not ensured. Rather, member countries may apply and enforce the MDD’s terms differently, and certain EU member countries may request or require performance and/or safety data additional to the MDD’s requirements from time to time, on a case-by-case basis. Therefore, we cannot predict whether we will be able to successfully commercialize the GlucoTrack® model DF-F or our future product candidates, if any, in the EU.

Failure to recruit and enroll patients for clinical trials may cause the development of our product candidates to be delayed.

We may encounter delays if we are unable to recruit and enroll and retain enough patients to complete clinical trials. Patient enrollment depends on many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the trial. Delays in patient enrollment are not unusual. Any such delays in planned patient enrollment may result in increased costs, which could harm our ability to develop products.

The terms of clearances or approvals and ongoing regulation of our products may limit how we manufacture and market our product candidates, which could materially impair our ability to generate anticipated revenues.

Once regulatory clearance or approval has been granted, the cleared or approved product and its manufacturer are subject to continual review. Any cleared or approved product may only be promoted for its indicated uses. In addition, if the FDA or other non-U.S. regulatory authorities clear or approve GlucoTrack® model DF-F or our future product candidates, if any, the labeling, packaging, adverse event reporting, storage, advertising and promotion for the product will be subject to extensive regulatory requirements. We, and the manufacturers of our products, if other than us, also will be required to comply with the FDA’s Quality System Regulation, which includes requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation. Moreover, device manufacturers are required to report adverse events by filing Medical Device Reports with the FDA, which are publicly available. Further, regulatory agencies must approve our manufacturing facilities before they can be used to manufacture products, and these facilities are subject to ongoing regulatory inspection. If we fail to comply with the regulatory requirements of the FDA and other non-U.S. regulatory authorities, or if previously unknown problems with our products, manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions, including:

•	restrictions on the products, manufacturers or manufacturing process;

•	adverse inspectional observations (Form 483), warning letters, or non-warning letters incorporating inspectional observations;

•	civil or criminal penalties or fines;

•	injunctions;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	suspension or withdrawal of regulatory clearances or approvals;

•	total or partial suspension of production;

•	imposition of restrictions on operations, including costly new manufacturing requirements; and

•	refusal to clear or approve pending applications or premarket notifications.

In addition, the FDA and other non-U.S. regulatory authorities, including the EU and each of the EU member countries individually, may change their policies and additional regulations may be enacted that could prevent or delay regulatory clearance or approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are not able to maintain regulatory compliance, we will likely not be permitted to market future product candidates and may not achieve or sustain profitability.

Even if we receive regulatory clearance or approval to market the GlucoTrack® model DF-F or our future product candidates, if any, the market may not be receptive to our  products.

Even if GlucoTrack® model DF-F or our future product candidates, if any, obtain regulatory clearance or approval, resulting products may not gain market acceptance among physicians, patients, health care payors or the medical community. We believe that the degree of market acceptance will depend on a number of factors, including:

•	timing of market introduction of competitive products;

•	safety and efficacy of our product;

•	prevalence and severity of any side effects;

•	potential advantages or disadvantages over alternative treatments;

•	strength of marketing and distribution support;

•	price of our product candidates, both in absolute terms and relative to alternative treatments; and

•	availability of coverage and reimbursement from government and other third-party payors.

If the GlucoTrack® model DF-F or our future product candidates, if any, fail to achieve market acceptance, we may not be able to generate significant revenue or achieve or sustain profitability.

The coverage and reimbursement status of newly cleared or approved medical devices is uncertain, and failure to obtain adequate coverage and adequate reimbursement could limit our ability to market GlucoTrack® model DF-F or future product candidates, if any, and may inhibit our ability to generate revenue from GlucoTrack® model DF-F or our future product candidates, if any, that may be cleared or approved.

There is significant uncertainty related to the third-party coverage and reimbursement of newly cleared or approved medical devices. The commercial success of GlucoTrack® model DF-F or our future product candidates, if any, in both domestic and international markets will depend in part on the availability of coverage and adequate reimbursement from third-party payors, including government payors, such as the Medicare and Medicaid programs, managed care organizations and other third-party payors. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new products and, as a result, they may not cover or provide adequate payment for GlucoTrack® model DF-F or our future product candidates, if any. These payors may conclude that our products are not as safe or effective as existing devices or that the overall cost of using one of our devices exceeds the overall cost of the competing device, and third-party payors may not approve GlucoTrack® model DF-F or our future product candidates, if any, for coverage and adequate reimbursement. Furthermore, deficit reduction and austerity measures in the United States and abroad may put further pressure on governments to limit coverage of, and reimbursement for, our products. The failure to obtain coverage and adequate reimbursement for GlucoTrack® model DF-F or our future product candidates, if any, or health care cost containment initiatives that limit or restrict reimbursement for such products may reduce any future product revenue.

If we fail to attract and retain key management and scientific personnel, we may be unable to successfully develop or commercialize the GlucoTrack® model DF-F or our future product candidates, if any.

We will need to expand and effectively manage our managerial, operational, financial, development and other resources in order to successfully pursue our research, development and commercialization efforts for GlucoTrack® model DF-F or our future product candidates, if any.   Our success depends on our continued ability to attract, retain and motivate highly qualified management and pre-clinical and clinical personnel. The loss of the services of any of our senior management could delay or prevent the development or commercialization of GlucoTrack® model DF-F or our future product candidates, if any. At present, we do not have key man insurance policies with respect to any of our employees. We will need to hire additional personnel as we continue to expand our research and development activities and build a sales and marketing function. Although we currently have employment agreements with each of Messrs. Graham, Malka, Sassoun and Podwalski, those agreements provide that they may be terminated by Mr. Graham, Malka and Sassoun as applicable, upon 90 days written notice to us, respectively.

We may not be able to attract or retain qualified management and scientific personnel in the future due to the intense competition for qualified personnel among medical device and other businesses. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the achievement of our research and development objectives, our ability to   raise additional capital and our ability to implement our business strategy. In particular, if we lose any members of our senior management team, we  may not be able to find suitable replacements in a timely fashion or at all and our business may be harmed as a result.

As we continue to evolve from a company primarily involved in development to a company also involved in commercialization, we may encounter difficulties in managing our growth and expanding our operations successfully.

As the GlucoTrack® model DF-F has received a CE Mark, we have begun to expand our manufacturing, marketing and sales capabilities by contracting with third parties to provide these capabilities. We anticipate that, as our operations expand, we will need to manage additional relationships with such third parties. Maintaining these relationships and managing our future growth will impose significant added responsibilities on members of our management. We must be able to manage our development efforts effectively; manage our clinical trials effectively; hire, train and integrate additional management, development, administrative and sales and marketing personnel; improve managerial, development, operational and finance systems; and expand our facilities, all of which may impose a strain on our administrative and operational infrastructure.

We rely on third parties to manufacture and supply our product.

We do not own or operate manufacturing facilities for clinical or commercial production of the GlucoTrack® model DF-F, other than a prototype lab. We have no experience in medical device manufacturing, and lack the resources and the capability to manufacture the GlucoTrack® model DF-F on a commercial scale. We currently manufacture the GlucoTrack® model DF-F with a third-party manufacturer in Israel.  In July 2014, we entered into a manufacturing agreement with Wistron. Wistron is in the process of preparing a production line for the GlucoTrack® model DF-F. Wistron has produced a small pilot batch and is in the process of producing a second pilot batch of the GlucoTrack® model DF-F device. Following the receipt of an official clearance from the Taiwanese authorities on January 11, 2017 and the successful completion of a GMP (Good Manufacturing Practice) audit by the local regulatory authorities in July 2017, the production line for the GlucoTrack® model DF-F is now operational.  We intend to utilize the services of both Wistron and the Israeli third-party manufacturer to produce the GlucoTrack® model DF-F.

If our manufacturing partners are unable to produce our products in the amounts, timing or pricing that we require, we may not be able to establish a contract and obtain a sufficient alternative supply from another supplier on a timely basis and in the quantities or pricing we require. We expect to depend on third-party contract manufacturers for the foreseeable future.

The GlucoTrack® model DF-F does, and our future product candidates, if any, likely will require precise, high quality manufacturing. Any of our contract manufacturers will be subject to ongoing periodic unannounced inspections by the FDA and other non-U.S. regulatory authorities to ensure strict compliance with quality system regulations, including current good manufacturing practices and other applicable government regulations and corresponding standards. If our contract manufacturers fail to achieve and maintain high manufacturing standards in compliance with quality system regulations, we may experience manufacturing errors resulting in patient injury or death, product recalls or withdrawals, delays or interruptions of production or failures in product testing or delivery, delay or prevention of filing or approval of marketing applications for our products, cost overruns or other problems that could seriously harm our business.

Any performance failure on the part of our contract manufacturers could delay clinical development or regulatory clearance or approval of our product candidates or commercialization of our future product candidates, depriving us of potential product revenue and resulting in additional losses.   In addition, our dependence on a third-party for manufacturing may adversely affect our future profit margins. Our ability to replace an existing manufacturer may be difficult because the number of potential manufacturers is limited and the FDA must approve any replacement manufacturer before it can begin manufacturing our product candidates. Such approval would require additional non-clinical testing and compliance inspections. It may be difficult or impossible for us to identify and engage a replacement manufacturer on acceptable terms in a timely manner, or at all.

We are dependent on third-party distributors to market and sell our products.

We have limited internal marketing, sales or distribution capabilities and currently we do not intend to develop extensive internal marketing, sales or distribution capabilities in the future. Rather, we intend to utilize third-party distributors to market our products, and have entered into exclusive distribution agreements with respect to certain territories. There is no assurance that third party distributors will achieve acceptable levels of sales or that, if any of our existing arrangements expire or terminate, we will be able to replace any distributors on terms advantageous to us, or at all. Further, there is no assurance that we will be able to expand our distribution network by adding additional distributors. If third party distributors cease to promote our products, or if we are unable to make acceptable arrangements with distributors or sales personnel in other markets, our business prospects, operating results or financial condition could be materially adversely affected.

We are in the process of seeking regulatory approval for the GlucoTrack® model DF-F in China where we are in the process of re-negotiating our distribution agreement and are awaiting local regulatory approval. In the event that our re-negotiation with the distributor in China is successful, we expect to receive the regulatory approval in China in the first half of 2018. If the renegotiation is unsuccessful, we plan to seek another distributor in China which may further significantly delay the process of obtaining regulatory approval in China.

Independent clinical investigators and contract research organizations that we engage to conduct our clinical trials may not be diligent, careful or timely.

We will depend on independent clinical investigators to conduct our clinical trials. Contract research organizations may also assist us in the collection and analysis of data. These investigators and contract research organizations will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time, that they devote to products that we develop. If independent investigators fail to devote sufficient resources to the clinical trials, or if their performance is substandard, it will delay the approval or clearance and commercialization of any products that we develop. Further, the FDA requires that we comply with standards, commonly referred to as good clinical practice, for conducting, recording and reporting clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. If our independent clinical investigators and contract research organizations fail to comply with good clinical practice, the results of our clinical trials could be called into question and the clinical development of our product candidates could be delayed. Failure of clinical investigators or contract research organizations to meet their obligations to us or comply with federal regulations could adversely affect the clinical development of our product candidates and harm our business.

If we are unable to obtain and enforce patent protection for our products, our business could be materially harmed.

Our success depends, among other things, on our ability to protect proprietary methods and technologies that we develop under the patent and other intellectual property laws of the United States and other countries, so that we can prevent others from unlawfully using our inventions and proprietary information. However, we may not hold proprietary rights to some patents required for us to commercialize proposed products. For this and other reasons, we may be unable to secure desired patent rights, thereby losing desired exclusivity. Although we do not believe that we need any licenses for the GlucoTrack® model DF-F, we may need to obtain licenses in the future for other products or in certain circumstances, such as if one of our patents were declared invalid in the future. If such licenses are not available to us on acceptable terms, we will not be able to market the affected products or conduct the desired activities, unless we successfully challenge the validity, enforceability or infringement of the third-party patent or otherwise circumvent the third-party patent.

Our strategy depends on our ability to rapidly identify and seek patent protection for our discoveries. The process of obtaining patent protection is expensive and time-consuming. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary.

The issuance of a patent does not guarantee that it is valid or enforceable. Any patents we have obtained, or which we may obtain in the future, may be challenged, invalidated, unenforceable or circumvented. Moreover, the United States Patent and Trademark Office (the “USPTO”) may commence interference proceedings involving our patents or patent applications. Any challenge to, finding of unenforceability or invalidation or circumvention of our patents or patent applications would be costly, would require significant time and attention of our management and could have a material adverse effect on our business. In addition, court decisions may introduce uncertainty in the enforceability or scope of patents owned by medical device companies.

Our pending patent applications may not result in issued patents. The patent position of medical device companies, including us, is generally uncertain and involves complex legal and factual considerations. The standards that the USPTO and its foreign counterparts use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in medical device patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. The legal systems of certain countries do not favor the aggressive enforcement of patents, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Therefore, the enforceability or scope of our patents in the United States or in foreign countries cannot be predicted with certainty, and, as a result, any patents that we own may not provide sufficient protection against competitors. We may not be able to obtain or maintain patent protection for our pending patent applications or those we may file in the future.

We cannot assure you that any patents that will issue, that may issue or that may be licensed to us will be enforceable or valid or will not expire prior to the commercialization of our product candidates, thus allowing others to more effectively compete with us. Therefore, any patents that we own may not adequately protect our product candidates or our future products.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to patent protection, we also rely on other proprietary rights, including protection of trade secrets, know-how and confidential and proprietary information. To maintain the confidentiality of trade secrets and proprietary information, we will seek to enter into confidentiality and non-disclosure agreements with our employees, consultants and collaborators upon the commencement of their relationships with us. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. Our agreements with employees also generally provide and will generally provide that any inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. However, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements may not comply with their terms. In the event of unauthorized use or disclosure of our trade secrets or proprietary information, these agreements, even if obtained, may not provide meaningful protection, particularly for trade secrets or other confidential information. To the extent that our employees, consultants or contractors use technology or know-how owned by third parties in their work for us, disputes may arise between us and those third parties as to the rights in related inventions.

Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information. The disclosure of trade secrets would impair our competitive position and may materially harm our business, financial condition and results of operations.

Some jurisdictions may require us to grant licenses to third parties. Such compulsory licenses could be extended to include some of our  product candidates, which may limit potential revenue  opportunities.

Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, most countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may be limited to monetary relief and may be unable to enjoin infringement, which could materially diminish the value of  the patent. Compulsory licensing of life-saving products is also becoming increasingly popular in developing countries, either through direct legislation or international initiatives. Such compulsory licenses could be extended to include some of our product candidates, which may limit our potential revenue opportunities.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.

Other entities may have or obtain patents or proprietary rights that could limit our ability to manufacture, use, sell, offer for sale or import products or impair our competitive position. In addition, to the extent that a third party develops new technology that covers our products, we may be required to obtain licenses to that technology, which licenses may not be available on commercially reasonable terms, if at all. If licenses are not available on acceptable terms, we will not be able to market the affected products or conduct the desired activities unless we successfully challenge the validity, enforceability or infringement of the third-party patent or circumvent the third-party patent, which would be costly and would require  significant time and attention of our management. Third parties may have or obtain valid and enforceable patents or proprietary rights that could block  us from developing products using our technology. Our failure to obtain a license to any technology that we require may materially harm our business, financial condition and results of operations.

If we become involved in patent litigation or other proceedings related to a determination of rights, we could incur substantial costs and expenses, substantial liability for damages or be required to stop our product development and commercialization efforts.

Third parties may sue us for infringing their patent rights. Likewise, we may need to resort to litigation to enforce a patent issued or licensed to us or to determine the scope and validity of proprietary rights of others. In addition, a third party may claim that we have improperly obtained or used our confidential or proprietary information. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert management’s efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

If any parties successfully claim that our creation or use of proprietary technologies infringes upon their intellectual property rights, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, a court could require us to stop the infringing activity or obtain a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our  competitors may have access to the same technology. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some of our technology and products, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenue sufficient to sustain operations.

Failure to obtain additional regulatory approvals outside the United States will prevent or limit us from marketing our product candidates abroad.

We intend to market our product candidates in non-U.S. markets. In order to market product candidates in the EU and many other non-U.S. jurisdictions, we must obtain separate regulatory approvals. In December 2012, we submitted our technical file to the Notified Body in connection with our application to obtain CE Mark approval for the GlucoTrack® model DF-F non-invasive glucose monitoring device. On June 4, 2013, we received CE Mark approval for the GlucoTrack® model DF-F non-invasive glucose monitoring device from the Notified Body. Receipt of the CE Mark allows us to market and sell the GlucoTrack® model DF-F glucose monitoring device in EU member countries that have adopted the MDD without being subject to additional national regulations with regard to demonstration of performance and safety. The CE Mark also permits the sale in countries that have an MDD Mutual Recognition Agreement with the EU. However, member countries may apply and enforce the MDD’s terms differently, and certain EU member countries may request or require that we provide performance and/or safety data additional to the MDD’s requirements from time to time, on a case-by-case basis, in order to be cleared to market and sale the GlucoTrack® model DF-F in such countries. Receipt of FDA approval does not ensure approval by regulatory authorities in countries, and approval by one or more non-U.S. regulatory authorities (including receipt of the CE Mark) does not ensure approval by regulatory authorities in other countries or by the FDA. The non-U.S. regulatory approval process may include all of the risks associated with obtaining FDA approval or clearance. We may not obtain additional non-U.S. regulatory approvals on a timely basis, if at all. We may not be able to file for additional non-U.S. regulatory approvals and may not receive necessary approvals to commercialize our product candidates in any market.

Non-U.S. governments often impose strict price controls, which may adversely affect our future profitability.

We intend to seek approval to market GlucoTrack® model DF-F and our future product candidates, if any, in both the U.S. and in non-U.S. jurisdictions. If we obtain approval in one or more non-U.S. jurisdictions, we will be subject to rules and regulations in those jurisdictions relating to our products. In some countries, particularly countries of the EU, each of which has developed its own rules and regulations, pricing may be subject to governmental control under certain circumstances. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a medical device candidate. Each of the EU member states has its own unique legal system and thus it is difficult to predict the particular requirements to which we may be subject. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available products. If reimbursement of our product candidates is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability.

Our business may become subject to economic, political, regulatory and other risks associated with international operations, which could harm our business.

Our business is subject to risks associated with conducting business internationally. Accordingly, our future results could be harmed by a variety of factors, including:

•	difficulties in compliance with non-U.S. laws and regulations;

•	changes in non-U.S. regulations and customs;

•	changes in non-U.S. currency exchange rates and currency controls;

•	changes in a specific country’s or region’s political or economic environment;

•	trade protection measures, import or export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;

•	negative consequences from changes in tax laws; and

•	difficulties associated with staffing and managing foreign operations, including differing labor relations.

Our principal executive offices and research and development facilities, as well as some of our suppliers, are located in Israel. Political, economic and military conditions in Israel directly affect our operations. Specifically, we could be materially adversely affected  by:

•	any major hostilities involving Israel;

•	a full or partial mobilization of the reserve forces of the Israeli army;

•	the interruption or curtailment of trade between Israel and its present trading partners; and

•	a significant downturn in the economic or financial conditions in Israel.

Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighbors. A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Despite the progress towards peace between Israel and its neighbors, the future of these peace efforts remains uncertain. Since October 2000, there has been a substantial deterioration in the relationship between Israel and the Palestinian Authority and a significant increase in violence, civil unrest and hostility, including armed clashes between the State of Israel and Palestinian militants, and acts of terror have been committed inside Israel and against Israeli targets in the West Bank and Gaza Strip. During the summer of 2006 and the fall of 2012, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. In December 2008, January 2009, November 2012 and July 2014, there were escalations in violence between Israel, on the one hand, and Hamas, the Palestinian Authority and/or other groups, on the other hand, as well as extensive hostilities along Israel’s border with the Gaza Strip, which resulted in missiles being fired from the Gaza Strip into Southern and central Israel, including near Tel Aviv and at areas surrounding Jerusalem. These conflicts involved missile strikes against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel. Our offices are located in Ashkelon, Israel, which is within the range of the missiles and rockets that have been fired at Israeli cities and towns from Gaza sporadically since 2006, with escalations in violence (such as the recent escalation in July 2014) during which there were a substantially larger number of rocket and missile attacks aimed at Israel. Since December 2010, there has been a wave of protests and civil resistance demonstrations in several countries in the Middle East and North Africa, including Egypt and Syria, which share a border with Israel. The demonstrations and acts of civil resistance in Egypt led to the resignation of the former Egyptian president Hosni Mubarak and to extensive revisions in the Egyptian governmental structure. The demonstrations and acts of civil resistance in Syria have led to an extended period of violence and political instability in Syria. It is not clear how this revolutionary wave, also known as the Arab Spring, will develop and how it will affect the political and security situation in the Middle East. It is also not clear how it will affect Israel and its relationship with its neighbors. Presently, there is great international concern in connection with Iran’s efforts to develop and enrich uranium which could lead to the development of nuclear weapons. Iran’s successful enrichment of uranium could significantly alter the geopolitical landscape in the Middle East, including the threat of international war, which could significantly impact business conditions in Israel. Any on-going or future violence between Israel and the Palestinians, armed conflicts, terrorist activities, tension along the Israeli borders or with other countries in the region, including Iran, or political instability in the region could disrupt international trading activities in Israel and may materially and negatively affect our business and results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

In addition, Israel’s economy has been subject to numerous destabilizing factors, including a period of rampant inflation in the early to middle 1980s, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. Furthermore, several countries restrict business with Israel and Israeli companies, which may limit our ability to make sales in those countries. These restrictions, continuing or escalating hostilities in the region or curtailment of trade between Israel and its present trading partners may have an adverse effect on our operating results and financial condition, including our ability to develop, manufacture and market our products.

Some of our employees in Israel are obligated to perform up to 40 days, depending on rank and position, of military reserve duty annually and are subject to being called for active duty under emergency circumstances. Moreover, in light of escalating hostilities and threats of armed conflict in the Middle East since October 2000, our executive officers and employees may be called for active military duty for an unlimited period of time. Increased military activity could also result in a reduction of prospective qualified employees available to work for us to increase our business or replace employees on active military duty. Our operations could be disrupted by the absence for a significant period of our executive officers or key employees as a result of military service. Any disruption in our operations could adversely affect our ability to develop and market products.

It may be difficult to enforce a United States judgment against us or our officers and directors to the extent they are located in Israel based upon asserted United States securities law claims.

All of our executive officers and two of our directors are non-residents of the United States and a substantial portion of our assets and the assets of these persons will be located outside of the United States. Therefore, it may be difficult for an investor, or any other person or entity, to enforce a United States court judgment, including a judgment based upon the civil liability provisions of the Securities Act, and the Exchange Act of 1934, as amended (the “Exchange Act”), in original actions instituted in an Israeli court against any of these persons. Furthermore, service of process upon these persons may be difficult to obtain within the United States.

We may not be able to enforce covenants not-to-compete under current Israeli law, which might result in added competition for our products.

We have non-competition agreements or provisions with all of our employees and executive officers, all of which are governed by Israeli law. These agreements or provisions prohibit our employees from competing with us or working for our competitors, generally during, and for up to nine months after termination of, their employment with us. However, Israeli courts are reluctant to enforce non-compete undertakings of former employees and tend, if at all, to enforce those provisions for only relatively brief periods of time or in restricted geographical areas. In addition, Israeli courts typically require the presence of additional circumstances, such as a demonstration of an employer’s legitimate interest which was damaged; breach of fiduciary duties, loyalty and acting not in good faith; a payment of a special consideration for employee’s non-compete obligation; material concern for disclosing employer's trade secrets; or a demonstration that an employee has unique value to the employer specific to that employer’s business, before enforcing a non-competition undertaking against such employee.

The funding that we received through the Office of the Chief Scientist (the “OCS”) for research and development  activities  restricts our ability to manufacture products or to transfer technology outside of Israel.

On March 4, 2004, the OCS agreed to provide us with a grant of 420,000 New Israeli Shekels (“NIS”), or approximately $93,300 at an exchange rate of 4.502 NIS/dollar (the exchange rate in effect on such date), for our plan to develop a non-invasive blood glucose monitor (the “development plan”). This grant constituted 60% of our research and development budget for the development plan at that time. Due to our acceptance of this grant, we are subject to the provisions of the Israeli Law for the Encouragement of Industrial Research and Development, 1984 (the “R&D Law”). Among other things, the R&D Law restricts our ability to sell or transfer rights in technology or know-how developed with OCS funding or transfer any Means of Control (as defined in the R&D Law) of us to non-Israeli entities. The Industrial Research and Development Committee at the OCS (the “research committee”) may, under special circumstances, approve the transfer outside of Israel of rights in technology or know-how developed with OCS funding subject to certain conditions, including the condition that certain payments be made to the OCS. Additionally, we may not manufacture products developed with OCS funding outside of Israel without the approval of the research committee. The restrictions regarding the sale or transfer of technology or manufacturing rights out of Israel could have a material adverse effect on our ability to enter into strategic alliances or enter into merger or acquisition transactions in the future that provide for the sale or transfer of our technology or manufacturing rights.

If we are successful in bringing the GlucoTrack® model DF-F to market, we will be required to use a portion of our net sales to repay certain loans and to pay royalties to the OCS, which will have a negative impact on our  profitability.

Integrity Israel is required to pay royalties to the OCS on the proceeds from the sale of our systems resulting from research and development projects for which the OCS provided a grant. During the first three years of sales, we will be required to pay royalties of 3% of the sales of such products. In the fourth, fifth and sixth years of sales, we will be required to pay royalties of 4% of such sales and from the seventh year on we will be required to pay royalties of 5% of such sales, in all cases, up to 100% of the amount of grants received by us from the OCS plus interest at the London Interbank Offered Rate (“LIBOR”). We do not have any other future performance obligations related to the OCS grants. As of December 31, 2016, the contingent liabilities with respect to OCS grants subject to repayment under these royalty agreements equaled $69,330, not including interest. To the extent that we are required to pay royalties to the OCS, such payments will increase our expenses for the year(s) in which such payment(s) are accrued, and, as a result, will reduce our profits (or increase our losses, as applicable) for such periods. Payments made to the OCS in lieu of royalties and repayment of the loans described above will reduce our free cash-flow and our cash balance for the year(s) in which such payment(s) are made.

Messrs. Avner Gal and Zvi Cohen collectively loaned us NIS 176,000 ($45,774 based on the exchange rate of 3.845 NIS/dollar as of December 31, 2016) in May 2002 pursuant to an oral agreement (the “Gal/Cohen Loan”). Messrs. Nir Tarlovsky, Yitzhak Fisher and Asher Kugler loaned us NIS 336,300 ($87,464 based on the same exchange rate) on March 16, 2004 (the “Tarlovsky/Fisher/Kugler Loan”). These loans are not required to be repaid until the first year in which we realize profits in our statement of operations. At such time, the loans are to be repaid on a quarterly basis in an amount equal to 10% of our total sales after deduction of VAT in the relevant quarter, beginning the quarter following the first year in which we realize profits in our annual statement of operations. The total amount to be repaid by us to each lender shall be an amount equal to the aggregate principal amount loaned by such lender to us, plus an amount equal to the product of the amount of each payment made by us in respect of such loan multiplied by the percentage difference between the Israeli Consumer Price Index on the date on which the loan was made and the Israeli Consumer Price Index on the date of such payment. However, notwithstanding the abovementioned mechanism, we will not be required to repay the loans during any time when such repayment would cause a deficit in our working capital. The Israeli Consumer Price Index was 177.6386, and 178.5793, respectively, as of the dates of the Gal/Cohen Loan and the Tarlovsky/Fisher/Kugler Loan. As of December 31, 2016, the Israeli Consumer Price Index was 221.654. Our Board of Directors is entitled to modify the repayment terms of these loans, so long as such modification does not discriminate against any particular lender, and provided that all payments must be allocated among the lenders on a pro-rata basis.

We are subject to certain employee severance obligations, which may result in an increase in our expenditures.

Under Israeli law, employers are required to make severance payments to dismissed employees and employees leaving employment in certain other circumstances, on the basis of the latest monthly salary for each year of service. This obligation results in an increase in our expenses, including accrued expenses. Integrity Israel currently makes monthly deposits to insurance policies and severance pay funds in order to provide for this liability.

The Company’s and its Israeli subsidiary’s agreements with certain of their Israeli employees are in accordance with Section 14 of the Israeli Severance Pay Law -1963 (“Section 14”). Payments in accordance with Section 14 release the Company from any other future severance payments in respect of those employees. Deposits under Section 14 are not recorded as an asset in the Company’s balance sheet.

There is a limited trading market for our Common Stock, which may make it difficult for our stockholders to sell their shares.

Although our stock is quoted on the OTCQB, few trades in our stock have taken place, to-date, and an active trading market in our securities may not develop, or if developed, may not be sustained. If no active market is ever developed for our Common Stock, it will be difficult for you to sell any shares you purchase in our Company at the time you wish to sell them or at a price that you consider reasonable. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In the absence of an active public trading market, an investor may be unable to liquidate an investment in our Common Stock. As a result, investors: (i) may be precluded from transferring their shares of Common Stock; (ii) may have to hold their shares of Common Stock for an indefinite period of time; and (iii) must be able to bear the complete economic risk of losing their investment in us. In the event a market should develop for the Common Stock, there can be no assurance that the market price will equal or exceed the price paid for such share by any of our stockholders.

There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our company.

Proper systems of internal controls over financial accounting and disclosure are critical to the operation of a public company. If we are unable to effectively establish such systems, this would leave us without the ability to reliably assimilate and compile financial information about our company and significantly impair our ability to prevent error and detect fraud, all of which would have a negative impact on our company from many perspectives.

Moreover, we do not expect that disclosure controls or internal control over financial reporting will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely impact us.

The market price of our Common Stock may fluctuate significantly.

The market price of the Common Stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	the announcement of new products or product enhancements by us or our competitors;

•	developments concerning intellectual property rights and regulatory approvals;

•	variations in our and our competitors’ results of operations;

•	changes in earnings estimates or recommendations by securities analysts, if the Common Stock is covered by analysts;

•	developments in the medical device industry;

•	the results of product liability or intellectual property lawsuits;

•	future issuances of Common Stock or other securities;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•	general market conditions and other factors, including factors unrelated to our operating performance.

Further, in recent years, the stock market in general, and the market for medical device companies in particular, have experienced extreme price and volume fluctuations. Continued or renewed market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of the Common Stock. Price volatility of our Common Stock might be significant if the trading volume of the Common Stock is low, which often occurs with respect to newly traded securities on the OTCQB.

Future sales of Common Stock could reduce our stock  price.

As of October 31, 2017, we had 6,521,994 shares of Common Stock outstanding. In addition, the shares of Preferred Stock, Warrants and employees’ stock options outstanding on such date were convertible into, or exercisable for, an aggregate of 24,016,390 shares of Common Stock. Pursuant to the registration rights agreement entered into in connection with our sale of the Series C Units, we filed a Registration Statement on Form S-1 on November 3, 2017 registering the resale of an aggregate of 8,736,198 shares of Common Stock underlying the Series C Units and related warrants and the placement agent warrants issued in respect thereof. In addition, the shares of Common Stock sold by us in a previous private placement consummated in the period from December 16, 2010 through July 29, 2011 may be eligible for resale without registration in accordance with one or more exceptions under the Securities Act. Sales by stockholders of substantial amounts of shares of Common Stock (pursuant to the registration statement described in the preceding sentence or pursuant to an exemption from registration), the issuance of new shares of Common Stock (or securities convertible into or exercisable for shares of our Common Stock) by us or the perception that these sales may occur in the future, could materially and adversely affect the market price of the Common Stock.

Because our Common Stock may be a “penny stock,” it may be more difficult for investors to sell shares of the Common Stock, and the market price of the Common Stock may be adversely affected.

Our Common Stock may be a penny stock if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange or approved for quotation on the Nasdaq Stock Market or any other national securities exchange or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell their shares of Common Stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of the Common Stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of Common Stock publicly at times and prices that they feel are appropriate.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new regulations promulgated by the SEC and rules promulgated by the national securities exchanges. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our directors, Chief Executive Officer and Chief Financial Officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

Because a certain portion of our expenses is incurred in currencies other than the NIS, our results of operations may be harmed by currency fluctuations and inflation.

The functional currency of Integrity Israel is the NIS, and we pay a substantial portion of our expenses in NIS. However, we expect a portion of our future revenues to be denominated in U.S. dollars or in Euros. As a result, we will be exposed to the currency fluctuation risks relating to the recording of our revenues in NIS. For example, if the NIS strengthens against either the U.S. dollar or the Euro, our reported expenses in NIS may be higher than anticipated. The Israeli rate of inflation has not offset or compounded the effects caused by fluctuations between the NIS and the U.S. dollar or the Euro. To date, we have not engaged in hedging transactions. Although the Israeli rate of inflation has not had a material adverse effect on our financial condition to date, we may, in the future, decide to enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of the currencies mentioned above in relation to the NIS. These measures, however, may not adequately protect us from material adverse effects.

The adoption of the “conflict minerals” regulations may adversely affect the manufacturing of our current or future products.

Recent regulatory requirements regarding the use of “conflict minerals” could affect the sourcing and availability of the raw materials used by our third-party manufacturers. We may be subject to costs associated with the new regulations, including for the diligence pertaining to the presence of any conflict minerals used in our products and the cost of remediation and other changes to products, processes, or sources of supply as a consequence of such verification activities. The impact of the regulations may result in a limited pool of suppliers who provide conflict free minerals, and we cannot assure that we will be able to obtain products in sufficient quantities or at competitive prices. We may face reputational challenges with our customers and other stakeholders if we are unable to sufficiently verify the origins for the metals used in the products we sell. As a result, we may not be able to obtain the materials necessary to manufacture our products, which could force us to cease production or search for alternative supply sources, possibly at a higher cost. Such disruptions may have a material adverse effect on our business, financial condition, results of operations and cash flows.

RISKS RELATED TO THE OFFERING AND THE COMPANY’S SECURITIES

Reliance on Exemptions From Registration

The Offering is being made in reliance upon Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and the exemptions from registration provided by the laws of certain states in which the Offering is conducted.  Reliance on these exemptions does not, however, constitute a representation or guarantee that such exemptions are, indeed, available.  If for any reason the Offering is deemed not to qualify as exempt under Section 4(a)(2) or Regulation D, and if no other exemption from registration or qualification is available, and the Offering is not registered or qualified with the applicable federal or state authorities, the offer and sale of the Units would be deemed to have been made in violation of the applicable laws requiring such registration or qualification.  As a remedy, in the event of such violation, each investor purchasing the Units in the Offering would have the right to rescind its purchase of the Units and to have its purchase price returned.  If an investor requests a return of its purchase price, funds might not be available for that purpose.  In that event, liquidation of the Company might be required.  Any refunds made would reduce funds available for the Company’s operations.  A significant number of requests for rescission would probably leave the Company without funds sufficient to respond to such requests or successfully to proceed with its activities.

Illiquid Investment

An investment in the Company requires a long-term commitment, with no certainty of return. Currently there is no active market for the Company’s Common Stock and it cannot guarantee that such active market for its Common Stock would develop in the near future. The lack of an active market may also reduce the fair market value of the Shares and other Securities the Purchasers purchase in this Offering. An inactive market may also impair the Company’s ability to raise capital to continue to fund operations by selling securities. Moreover, the Company does not expect security analysts of brokerage firms to provide coverage of the Company in the near future.

Limitation on Sale and Transfer

The Units are being offered and sold pursuant to one or more exemptions from the registration requirement of the Securities Act and without qualification or registration under the securities laws of various states. Consequently, the Units offered hereby may not be sold, transferred or hypothecated without registration under the Securities Act, and applicable state laws or without an exemption from such registration or qualification. The Units, including the Shares, the Warrants and Warrant Shares, will bear a legend restricting their transfer accordingly, and may bear certain legends required by state law where required. Accordingly, the Units, including the Shares, Warrants and Warrant Shares, will be “restricted securities” as defined in Rule 144 under the Securities Act.  As “restricted securities,” a Purchaser must hold the Units indefinitely and may not dispose or otherwise sell them without registration under the Securities Act and any applicable state securities laws unless an exemption from registration is available.  Moreover, in the event a Purchaser desires to sell or otherwise dispose of any of such securities, the Purchaser will be required to furnish the Company with an opinion of counsel acceptable to the Company that the transfer does not violate the registration requirements of the Securities Act or applicable state securities laws.

Risks Associated with “Penny Stock”

The Company’s Common Stock may be a penny stock if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange or approved for quotation on the Nasdaq Stock Market or any other national securities exchange or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Commission. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for the Purchasers to sell their shares of Common Stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of the Company’s Common Stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, the Purchasers may not always be able to resell their shares of Common Stock publicly at times and prices that they feel are appropriate.

General Venture Company Risks

The Units must be considered highly speculative due to the nature of the Company’s business, the early stage of its deployment, its current financial position and ongoing requirements for capital. An investment in the Units should only be considered by those persons who can afford a total loss of investment, and is not suited to those investors who may need to dispose of their investment in a timely fashion. Purchasers should consult with their own professional advisors to assess the legal, financial and other aspects of an investment in the Units.

Market Price of Common Stock

There can be no assurance that an active market for the Company’s Common Stock will be sustained. Securities of small and midcap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include global economic developments and market perceptions of the attractiveness of certain industries. The price per share of Common Stock is also likely to be affected by change in the Company’s financial condition or results of operations as reflected in its quarterly filings. Other factors unrelated to the performance of the Company that may have an effect on the price of Common Stock include, but not limited to, the following: the extent of analytical coverage available to the Purchasers concerning the business of the Company may be limited if investment banks with research capabilities do not follow the Company’s securities; lessening in trading volume and general market interest in the Company’s securities may affect a Purchaser’s ability to trade significant numbers of shares of Common Stock; and the size of the Company’s public float may limit the ability of some institutions to invest in the Company’s securities. If an active market for the Common Stock does not develop or continue, the liquidity of a Purchaser’s investment may be limited and the price of the Common Stock may decline, and the Purchasers may lose their entire investment in the Units.

No Guarantee on the Effective Time of a Registration Statement

Under the Registration Rights Agreement entered into by and between the Company and the Purchasers, the Company will use its best efforts to file a registration statement within 90 days of the date of the final Closing, registering for resale all the Shares and Warrant Shares.  Although the Company believes that it and its legal advisors will be able to take all steps necessary to permit the Commission to declare the Registration Statement effective, it is possible that the Commission may, by application of policies or procedures, delay the effectiveness of the Registration Statement or make it impractical for the Company to respond to the Commission in a manner which permits it to declare the Registration Statement effective.  If the Company is not able to bring the Registration Statement effective, then Purchasers will need to rely on exemptions from the registration requirements of the Securities Act, such as Rule 144.  Such exemptions typically require that the shares be sold in certain types of transactions and require that the investor have held the shares to be sold for a minimum period of time.

Management’s Broad Discretion in the Use of Proceeds

Management of the Company will have broad discretion in allocating the net proceeds of the Offering, which creates uncertainty for the Purchasers and could adversely affect the Company’s business, prospects, financial condition and results of operations.

No Investor Counsel Retained to Represent the Purchasers

Counsel has not been retained to represent the Purchasers of the Units. Prospective Purchasers of the Units are urged to consult with their own legal counsel, and retain their services as deemed necessary.

Arbitrary Basis of the Offering Price of the Units

The offering price of the Units and the exercise price of the Warrants were determined by the Company on an arbitrary basis and bear no relationship to earnings, asset values, book value or any other recognized criteria of value of the Company. The offering price of the Units and the exercise price of the Warrants should not be viewed as an indication of the value of those securities.

No Minimum Proceeds Required

There is no minimum number of Units that must be sold to close this Offering. If only limited proceeds are raised in the Offering, they may not be enough for the Company to operate and the Purchasers could lose their entire investment.

Exhibit C-1

Form of Series D-1 Warrant

C-1-1

Exhibit C-2

Form of Series D-2 Warrant

C-2-1

Exhibit C-3

Form of Series D-3 Warrant

C-3-1

Exhibit D

Form of Registration Rights Agreement

D-1